As filed with the Securities and Exchange Commission on August 17, 2018

Registration No. 333-63318

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Atrion Corporation

(Exact name of Registrant, as specified in its charter)

Delaware	63-0821819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Allentown Parkway

Allen, Texas 75002

(Address of principal executive offices)

Agreements for Nonqualified Stock Options for Clinical Advisors

(Full title of the plan)

David A. Battat President and Chief Executive Officer One Allentown Parkway Allen, Texas 75002 (972) 390-9800
(Name, address and telephone number, including area code, of agent for service)
Copies to: B.G. Minisman, Jr. Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. Suite 1400 420 20th Street North Birmingham, Alabama 35203

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company .  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 DEREGISTRATION OF SECURITIES

Atrion Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-63318) filed by the Registrant on June 19, 2001 (the “Registration Statement”), pursuant to which the Registrant registered 22,500 shares of common stock (“Common Stock”) for issuance pursuant to Agreements for Nonqualified Stock Options for Clinical Advisors (the “Option Agreements”).

The offering pursuant to the Registration Statement has terminated, as all Common Stock issuable pursuant to the Option Agreements has been issued or the options granted pursuant to the Option Agreements have expired without being exercised. Accordingly, the Registrant is filing this Post-Effective Amendment No.1 to the Registration Statement to remove from registration any and all Common Stock that was registered for issuance under the Registration Statement but remains unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allen, State of Texas, on this the 13th day of August, 2018.

ATRION CORPORATION

By:	/s/ Jeffery Strickland
Name:	Jeffery Strickland
Its:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David A. Battat	President and Chief Executive Officer	August 13, 2018
David A. Battat	(Principal Executive Officer)

/s/ Jeffery Strickland	Vice President, Chief Financial	August 13, 2018
Jeffery Strickland	Officer and Secretary and Treasurer
(Principal Financial and Accounting Officer)

/s/ Emile A Battat	Chairman of the Board	August 13, 2018
Emile A Battat

/s/ Preston G. Athey	Director	August 13, 2018
Preston G. Athey

/s/ Hugh J. Morgan, Jr.	Director	August 13, 2018
Hugh J. Morgan, Jr.

/s/ Ronald N. Spaulding	Director	August 13, 2018
Ronald N. Spaulding

/s/ John P. Stupp, Jr.	Director	August 13, 2018
John P. Stupp, Jr.